Third Quarter 2025 Investor Briefing November 13, 2025

Third Quarter 2025 Investor Briefing Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe” or “OPC”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the Securities and Exchange Commission on November 12, 2025, and “ITEM 1A - RISK FACTORS” in our Annual Report on Form10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 31, 2025. This electronic presentation is provided as of November 13, 2025. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

Third Quarter 2025 Investor Briefing ‣ New Generation Update ‣ Operations Update ‣ Corporate Responsibility Update ‣ Financial and Liquidity Update Betsy Higgins Executive Vice President and Chief Financial Officer Annalisa Bloodworth President and Chief Executive Officer 3 Rich Wallen Executive Vice President and Chief Operating Officer Presenters and Agenda

Third Quarter 2025 Investor Briefing Future Power Resources – Update Smarr CC (1,425 MW, two-unit combined cycle; 2029 projected in-service date) ‣ In September, we entered into an EPC contract with Kiewit. ‣ With the EPC contract in place as well as the OEM contract with GE Vernova, which we signed earlier in 2025, the key cost components of the project are now largely defined. ‣ The budget for the project is $3.3 billion with a 2029 projected in-service date. • Even in this higher construction cost environment, these units remain cost-effective and contribute to our mission to provide safe, affordable and reliable power to our Members. • While natural gas prices are a key variable, the addition of our new natural gas-fired generation, with these highly efficient Smarr CC units, may reduce our overall power cost relative to our existing fleet once the new units are in service. Other Future Power Resources ‣ We continue to make progress on the following future power projects: • Talbot Unit 7 (240 MW CT with dual fuel capabilities; 2029 projected in-service date). Potential general contractors are under review. • Fleet Upgrades: We are beginning to evaluate potential additional capacity through existing fleet upgrades or replacements, nuclear uprates, and/or potential new unit reservations. 4

Third Quarter 2025 Investor Briefing Smarr CC – EPC Contract ‣ Vendor: Kiewit (TIC – The Industrial Company) • TIC is Kiewit’s open-shop subsidiary. ‣ Scope: Engineering, Procurement (other than Power Island and Transformers, which Oglethorpe has secured) and Construction services for 2 blocks of 1x1 Combined Cycle Generation at the Smarr site in Forsyth, GA. • Includes performance guarantees with performance liquidated damages included. • Includes coordination and integration of the GE Vernova Power Island contract. ‣ Schedule • September 26, 2025 – Contract Execution • Q2 2026 – Estimated Contractor Site Mobilization • 2029 commercial operation ‣ Credit Support Includes: • Parent Guaranty from Kiewit Energy Group, Inc. • Payment & Performance Bonds 5

Third Quarter 2025 Investor Briefing Oglethorpe’s Diversified Power Supply Portfolio (a) Capacity and energy include Oglethorpe and Smarr EMC resources. Oglethorpe and Smarr EMC capacity reflects summer reserve planning capacity. 6

Third Quarter 2025 Investor Briefing Capacity Factor Comparison Through September 30 7 (a) Vogtle Unit 4 was placed in service on April 29, 2024. Therefore, the 2024 capacity factor shown only includes Vogtle 4 operation from May through September. (b) Washington was acquired in December 2022, and its output was sold off-system under a tolling agreement with Georgia Power through May 31, 2024. Therefore, 2024 capacity factor shown only includes the operation from June to September. (c) Acquisition of Walton County Energy Facility closed June 28, 2024, and the unit did not run between June 28, 2024, and June 30, 2024. Therefore, 2024 capacity factor shown only includes operation from July through September.

Third Quarter 2025 Investor Briefing Members’ Historical Load 8 Member Demand Requirements Member Energy Requirements Percent Change 2025 YTD through Nov 3 2019 2020 2021 2022 2023 2024 2025 Days ≥ 90o 90 38 21 44 54 62 49 Days ≥ 95o 33 3 0 8 16 20 10 Days ≥ 100o 0 0 0 0 0 0 0 Low ≤ 25o 3 5 2 4 0 6 10

Third Quarter 2025 Investor Briefing Oglethorpe’s Corporate Responsibility Commitment ‣ Oglethorpe recently published its 2025 Corporate Responsibility Report – an evolved and expanded version of our annual ESG Report. ‣ This year’s report underscores our commitment to an all-of-the-above power supply strategy, highlighting the proactive steps we’re taking to meet growing energy demand and strengthen the resiliency of our generation fleet. ‣ From building new generation resources and modernizing existing ones to embracing innovative technologies, our focus remains on generating safe, reliable, affordable energy for our Members and the millions of Georgians we serve. ‣ This goal is accomplished by Oglethorpe, and its related companies, Green Power EMC and Smarr EMC, for which Oglethorpe provides management services, working together to serve our Members. • Green Power EMC is owned by each of Oglethorpe’s Members and obtains green power from facilities across Georgia. Green Power’s and our Members’ renewable capacity is growing to more than 2,800 MW by 2030. Oglethorpe provides management, staffing and various contractual services to Green Power EMC. • Oglethorpe schedules power from the Southeastern Power Administration (SEPA) for our Members. SEPA provides nearly 600 MW of hydroelectric power to 33 of our Members through power purchase agreements. ‣ Oglethorpe, as a cooperative, is governed under a democratic model, with leadership elected from within the communities our Members serve. ‣ Transparency is part of our corporate responsibility commitment. Starting in 2021, we began publishing an annual ESG report, which we relabeled “Corporate Responsibility” in 2025. The 2025 report was published in Q3 2025. 9

Third Quarter 2025 Investor Briefing 10 Members’ Investment in Emission-free Generation *Clean Energy Resources: includes nuclear and renewables (hydro, solar and landfill gas facilities with capacities <25 MW) 1 Oglethorpe Power Energy Resources 2 Related Company Energy Resources Existing Nuclear (Hatch, Vogtle Units 1 and 2)*1 New Nuclear (Vogtle Units 3 and 4)*1 Other Renewables* Green Power EMC*2 SEPA* Coal1 Natural Gas1 Smarr EMC2 Supplemental Contracts More than 30% of our Members’ requirements were supplied by emission-free generation in 2022. With Vogtle Units 3 and 4 now online, our Members’ emission-free generation is expected to increase to 43% by the end of 2025.

Third Quarter 2025 Investor Briefing 11 Generation Increases as Emissions Rate Decreases Includes Smarr EMC and Green Power EMC. Output from pumped-storage hydro is excluded. 2030 projections are based on current assumptions. 39% reduction in our CO2 emissions intensity rate compared to 2005. 63% Increase in our annual energy generation compared to 2005. At the end of 2024, we recorded a:

Third Quarter 2025 Investor Briefing Members’ Investment in Renewables 2030 projections are based on current assumptions. Hydro Solar Landfill Gas Wood Waste 12

Third Quarter 2025 Investor Briefing About Green Power EMC Green Power EMC, which is owned by and serves our same 38 Georgia EMCs, is a not-for-profit cooperative that sources renewable generation for the cooperative energy portfolio. Through their partnership with Green Power EMC, Georgia’s EMCs lead the nation in solar capacity among all U.S. electric cooperatives. Solar Portfolio ~1,838 MW Online 447 MW Under Construction EMC Service Territory Supported by Green Power EMC Solar Projects ≥ 20 MW Solar Projects < 20 MW 13

Third Quarter 2025 Investor Briefing Strategic Growth and Diversification 14 Over the years, we’ve strategically evolved our generation portfolio to align with our Members’ growing energy demand, while taking a measured approach toward a lower-carbon future. Includes Smarr EMC and Green Power EMC, including solar, landfill gas and low-impact hydro. Output from pumped-storage hydro is excluded. 2030 projections are based on current assumptions. (a) Compared to 2005.

Income Statement Excerpts

($ in thousands)	Nine Months Ended Sep 30, 2025	Nine Months Ended Sep 30, 2024	9/30/2024-9/30/2025 % Change	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Statement of Revenues and Expenses:						
Operating Revenues:						
Sales to Members - Capacity	$1,209,682	$1,120,280	8.0%	$1,501,903	$1,082,368	$984,036
Sales to Members - Energy	654,557	492,854	32.8%	643,619	599,198	990,647
Total Sales to Members	$1,864,239	$1,613,134	15.6%	$2,145,522	$1,681,566	$1,974,683
Sales to non-Members	78,546	27,940	181.1%	36,325	58,619	155,454
Operating Expenses:	1,512,877	1,270,158	19.1%	1,698,351	1,463,119	1,936,086
Other Income	31,387	55,337	-43.3%	67,390	81,049	72,244
Net Interest Charges	396,116	349,403	13.4%	480,385	292,325	204,591
Net Margin	**$65,179**	**$76,850**	-15.2%	**$70,501**	**$65,790**	**$61,704**
Margins for Interest Ratio[a]	**1.10**	**1.14**	**-3.5%**	**1.14**	**1.14**	**1.14**
Sales to Members						
Energy Cost (cents/kWh)	**2.62**	**2.09**	**25.4%**	**2.08**	**2.12**	**3.86**
Average Power Cost (cents/kWh)	**7.47**	**6.84**	**9.2%**	**6.92**	**5.94**	**7.70**
Sales to Members (MWh)[b]	**24,955,477**	**23,572,242**	**5.9%**	**31,001,082**	**28,289,147**	**25,634,984**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. For interim periods, this line represents the targeted Margins for Interest ratio for the year. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, from 2010,through 2024, above the minimum 1.10 ratio required by the Indenture. With the completion of Vogtle 3&4 construction, Margins for Interest ratio was decreased back to the minimum 1.10 in the 2025 budget.

(b) Excludes test energy megawatt-hours from Plant Vogtle Units 3 and 4 supplied to Members. Any revenues and costs associated with test energy were capitalized.

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Balance Sheet Excerpts

($ in thousands)	September 30, 2025	December 31, 2024	December 31, 2023
Balance Sheet Data:			
Assets:			
Electric Plant:			
Net Plant in Service	$11,871,722	$11,989,581	$8,996,092
CWIP	726,542	320,167	3,294,641
Nuclear Fuel	411,032	402,328	389,662
Total Electric Plant	$13,009,296	$12,712,076	$12,680,395
Total Investments and Funds	1,603,860	1,492,372	1,449,689
Total Current Assets	1,025,413	1,109,969	1,191,687
Total Deferred Charges	1,122,450	1,163,121	1,203,080
Total Assets	**$16,761,019**	**$16,477,538**	**$16,524,851**
Capitalization:			
Patronage Capital and Membership Fees	$1,393,597	$1,328,418	$1,257,917
Long-term Debt and Finance Leases	12,111,775	12,167,367	11,644,503
Other	37,892	37,625	35,014
Total Capitalization	$13,543,264	$13,533,410	$12,937,434
Total Current Liabilities	1,180,450	936,414	1,358,453
Total Deferred Credits and Other Liabilities	2,037,305	2,007,714	2,228,964
Total Equity and Liabilities	**$16,761,019**	**$16,477,538**	**$16,524,851**
Total Capitalization	**$13,543,264**	**$13,533,410**	**$12,937,434**
Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt	121,710	120,328	120,560
Plus: Long-term Debt and Finance Leases due within one year	391,841	398,979	384,426
Total Long-Term Debt and Equities	**$14,056,815**	**$14,052,717**	**$13,442,420**
Equity Ratio[(a)]	**9.9%**	**9.5%**	**9.4%**

(a) The equity ratio is calculated, pursuant to Oglethorpe's First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has covenants in three credit agreements that require a minimum total patronage capital, with the highest such requirement being $900 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements.

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Third Quarter 2025 Investor Briefing Loan Agreement Advanced Repaid Outstanding 2014 Loan $3,013,348,382 $443,766,797 $2,569,581,585 2019 Loan $1,619,679,706 $238,206,294 $1,381,473,412 $4,633,028,088 $681,973,091 $3,951,054,997 Total amount outstanding under all RUS Guaranteed Loans is $2.8 billion, with an average interest rate of 3.536%. RUS-Guaranteed Loans(a) (a) RUS-guaranteed loans are funded through the Federal Financing Bank and made at comparable Treasury plus 0.125%. (b) RUS loan conditionally committed as of February 10, 2025. We expect to fully fund this loan by YE 2025. RUS and DOE Loan Summaries as of October 31, 2025 Purpose/Use of Proceeds Approved Advanced Remaining Amount Current Loans General & Environmental Improvements $630,342,000 $469,580,708 $160,761,292 General & Environmental Improvements $755,208,000 $302,621,433 $452,586,567 Walton Acquisition (b) $80,058,000 $0 $80,058,000 $1,465,608,000 $772,202,141 $693,405,859 DOE-Guaranteed Loans for Vogtle 3&4 Construction Average interest rate on the outstanding balance under the DOE-guaranteed loans is 2.936%. 17

Third Quarter 2025 Investor Briefing Oglethorpe’s Available Liquidity Borrowings & Reserved Liquidity Detail $3 million – Outstanding Letters of Credit for Operational Needs $74 million – Walton Acquisition Costs $61 million – B.C. Smith, Washington, Baconton and Walton Deferral Costs $99 million – New Generation: Smarr CC and Talbot No. 7 $41 million – Reserved to support Weekly Rate Tax-Exempt Bonds(a) • Represents 464 days of liquidity on hand. (a) $40.53 million of Oglethorpe’s Tax-Exempt Bonds are in a weekly variable rate backed by Oglethorpe’s own liquidity, which it is reserving to support these bonds. 18 As of October 31, 2025

Third Quarter 2025 Investor Briefing New Gas Build and Oglethorpe Power Costs 19 ‣ While natural gas prices are a key variable, based on our current projections(a), the addition of our new gas-fired generation would reduce our overall power cost relative to our total fleet once the new gas units are in service. (a) Projections use Oglethorpe’s gas forecast, with average natural gas price growth moderately exceeding inflation during the stated time horizon.

Third Quarter 2025 Investor Briefing Recent and Upcoming Financial Activity 20 Completed in 2025 Q1 • Received conditional commitment from RUS for up to $331 million 0% loan to refinance debt related to the retired Wansley coal plant. • $350 million Green First Mortgage Bonds for Vogtle 3&4 (final issuance for Vogtle 3&4) • $272 million remarketing of Burke Series 2013A and 2017E Bonds and Monroe 2013A Bonds in Term Rate mode • $41 million remarketing of Appling Series 2013A Bonds into a Weekly Rate mode (VRDBs) with self liquidity Q3 • Submitted two loan applications to RUS for general capital improvements in the amount of $620 million. Upcoming in 2025 December • Expect to submit $3.3 billion loan application to RUS for construction of Smarr CC. Upcoming in 2026 Q2 • Expect to submit loan application for Talbot Unit 7 (approximately $360 million). • Potential ~$400-600 million intermediate-term bank or capital markets financing to bridge permanent financing for Smarr CC project. Q3-Q4 • Anticipate closing on and funding on 0% RUS loan to refinance $331 million of debt related to the retired Wansley coal plant.

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Third Quarter 2025 Investor Briefing • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. • Oglethorpe’s latest Corporate Responsibility Report, its qualitative and quantitative EEI Reports, and Green Bond information, including the Green Bond 2025 Post-Issuance Report, are available on its website. • Member information is generally filed as an exhibit to Form 10-Q for the first or second quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) 2024 Member information was filed in an exhibit to Form 10-Q for the second quarter of 2025. • For additional information please contact: Additional Information 22 Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Cheri Garing Senior Vice President, Planning cheri.garing@opc.com 770-270-7204 Joe Rick Senior Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Media Contact Name Title Email Address Phone Number Blair Romero Director, Corporate Communications blair.romero@opc.com 770-270-7290